Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Fiscal 2016 First Quarter EPS Up 15* Percent

•	Quarterly EPS of $1.78 up 15 percent versus prior year despite currency headwinds

•	Quarterly adjusted EBITDA margin of 33.4 percent up 520 basis points, and ROCE of 11.7 percent up 160 basis points versus prior year

•	GAAP quarterly EPS of $1.67 versus prior year of $1.50

•	Fiscal 2016 second quarter EPS guidance of $1.78 to $1.83, up 15 to 18 percent versus prior year

•	Maintaining fiscal full-year 2016 EPS guidance of $7.25 to $7.50, up 10 to 14 percent

•	On track for the spin-off of Versum Materials prior to September 2016

*The results and guidance in this release, including in the highlights above, unless otherwise indicated, are based on non-GAAP continuing operations. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

LEHIGH VALLEY, Pa. (January 29, 2016) – Air Products (NYSE: APD) today reported net income of $387 million and earnings per share (EPS) of $1.78, both up 15 percent versus prior year for its fiscal first quarter ended December 31, 2015.

On a GAAP basis, net income was $364 million and EPS was $1.67 for the quarter.

First quarter sales of $2,356 million decreased eight percent from the prior year, as unfavorable currency and lower energy pass-through of five percent each more than offset volume and pricing increases of one percent each.

Operating income of $519 million increased 17 percent versus prior year, and record operating margin of 22.0 percent improved 460 basis points. Adjusted EBITDA of $786 million increased nine percent over prior year, and record EBITDA margin of 33.4 percent improved 520 basis points. Profit improvement was driven by good cost performance and higher pricing.

Commenting on the quarter, Seifi Ghasemi, chairman, president and chief executive officer, said, “The Air Products teams around the world continue to execute our five-point plan and control what they can control, regardless of challenging economic conditions and currency headwinds. You can see their focus and commitment reflected in our very strong financial results, including EBITDA margin of 33.4 percent, up over 500 basis points, and return on capital employed of 11.7 percent, up 160 basis points.”

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First Quarter Results by Business Segment:

•

Industrial Gases – Americas sales of $836 million decreased 17 percent versus prior year, as lower energy pass-through reduced sales by 12 percent and currency reduced sales by four percent. Volumes decreased three percent on lower demand in Latin America and weaker North American steel and oilfield services markets. Pricing increased two percent. Operating income of $212 million was flat to last year, and adjusted EBITDA of $335 million increased one percent, as higher pricing, restructuring benefits, and lower maintenance costs were offset by headwinds from currency, lower energy pass-through, and lower volumes. Operating margin of 25.3 percent improved 420 basis points, and EBITDA margin of 40.1 percent improved 700 basis points over prior year.

•

Industrial Gases – Europe, Middle East, and Africa (EMEA) sales of $438 million declined 12 percent versus last year, primarily driven by 10 percent unfavorable currency. Underlying sales were unchanged, as one percent higher pricing was offset by one percent lower volumes. Operating income of $92 million increased 13 percent from the prior year. On a constant currency basis, operating income was up 22 percent. Operating margin of 20.9 percent increased 470 basis points, and EBITDA margin of 33.3 percent increased 480 basis points over the prior year. Adjusted EBITDA of $146 million increased two percent versus prior year. This profit improvement was driven primarily by the benefits of restructuring actions, as well as higher pricing.

•

Industrial Gases – Asia sales of $413 million increased four percent versus prior year, as volume growth of 11 percent, driven by both strong underlying business and new plants, was partially offset by six percent unfavorable currency. Operating income of $117 million increased 29 percent, and operating margin of 28.2 percent improved 550 basis points over prior year. Adjusted EBITDA of $180 million increased 16 percent, and EBITDA margin of 43.6 percent increased 480 basis points. This profit improvement was due to higher volumes and strong cost performance.

•

Materials Technologies sales of $490 million decreased six percent versus the prior year as positive pricing and mix of two percent was more than offset by six percent lower volumes and two percent unfavorable currency. Operating income of $127 million was up 22 percent from prior year, and operating margin of 26 percent was up 600 basis points. Adjusted EBITDA was $147 million, and EBITDA margin of 30.0 percent was up 530 basis points.

•

Electronic Materials sales of $245 million declined four percent from the prior year, as higher pricing and mix was more than offset by lower volumes and unfavorable currency. Excluding delivery systems, volumes would have been flat. Operating margin was up over 1,000 basis points, driven by higher pricing and mix and the benefits of restructuring actions.

•

Performance Materials sales of $245 million decreased nine percent from the prior year on lower volumes, unfavorable currency and lower pricing. Operating margin was up slightly, driven by lower raw material costs and the benefits of restructuring actions.

In the first fiscal quarter of 2016, non-GAAP results for the Company exclude $14 million, or $0.05 per share, for project suspension costs and $12 million, or $0.06 per share, in legal and advisory fees related to the intended separation of the Company’s Materials Technologies business.

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Outlook

The capital expenditure forecast for fiscal year 2016 is approximately $1.3 billion.

Air Products expects fiscal 2016 second quarter EPS from continuing operations to be between $1.78 and $1.83 per share, up 15 to 18 percent versus prior year.

The Company is maintaining its full-year fiscal 2016 guidance of $7.25 to $7.50 earnings per share, which at midpoint, would be a 12 percent increase.

Access the Q1 earnings teleconference scheduled for 10:00 a.m. Eastern Time on January 29 by calling 913-312-1411 and entering passcode 8688406, or access the Event Details page on Air Products’ Investor Relations web site.

About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company celebrating 75 years of operation. The Company’s core Industrial Gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The Company’s Materials Technologies business, which Air Products intends to spin-off by September 2016, serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries.

The Company had fiscal 2015 sales of $9.9 billion and was ranked number 284 on the Fortune 500 annual list of public companies. Approximately 20,000 employees in 50 countries strive to make Air Products the world’s safest and best performing Industrial Gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

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Note: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions and supply and demand dynamics in market segments into which the Company sells; significant fluctuations in interest rates and foreign currencies from that currently anticipated; with regard to the intended separation of Materials Technologies, general economic and business conditions that may affect the proposed separation and the execution thereof, changes in capital market conditions, and Air Products’ decision not to consummate the separation due to market, economic or other events; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific events; the impact of competitive products and pricing; challenges of implementing new technologies; ability to protect and enforce the Company’s intellectual property rights; unexpected changes in raw material supply and markets; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; the ability to recover increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the success of productivity and cost reduction programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2015. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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*	Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Millions of dollars unless otherwise indicated, except for share data)

The discussion of first quarter results includes comparisons to non-GAAP financial measures, including Adjusted EBITDA and non-GAAP Capital Expenditures. The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate our operating performance and manage our capital expenditures.

We use non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. We believe non-GAAP financial measures provide investors with meaningful information to understand our underlying operating results and to analyze financial and business trends. Non-GAAP financial measures, including Adjusted EBITDA, should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to:

•	Our measure excludes certain disclosed items, which we do not consider to be representative of underlying business operations. However, these disclosed items represent costs (benefits) to the Company.

•	Though not business operating costs, interest expense and income tax provision represent ongoing costs of the Company.

•

Depreciation, amortization, and impairment charges represent the wear and tear and/or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and/or market our products.

•	Other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures.

A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. In evaluating these financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

CONSOLIDATED RESULTS

2016 Q1 vs. 2015 Q1	Operating Income	Operating Margin (A)		Net Income	Diluted EPS
2016 Q1 GAAP	$493.0	20.9%		$363.6	$1.67
2015 Q1 GAAP	430.0	16.8%		324.6	1.50
Change GAAP	$63.0	410	bp	$39.0	$.17
% Change GAAP	15%			12%	11%

2016 Q1 GAAP	$493.0	20.9%		$363.6	$1.67
Business separation costs	12.0	.5%		12.0	.06
Project suspension costs (tax impact $2.9)	14.3	.6%		11.4	.05
2016 Q1 Non-GAAP Measure	$519.3	22.0%		$387.0	$1.78

2015 Q1 GAAP	$430.0	16.8%		$324.6	$1.50
Business restructuring and cost reduction actions (tax impact $10.7)	32.4	1.3%		21.7	.10
Gain on previously held equity interest (tax impact $6.7)	(17.9)	(.7)%		(11.2)	(.05)
2015 Q1 Non-GAAP Measure	$444.5	17.4%		$335.1	$1.55

Change Non-GAAP Measure	$74.8	460	bp	$51.9	$.23
% Change Non-GAAP Measure	17%			15%	15%

(A)	Operating margin is calculated by dividing operating income by sales.

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2016 Q1 vs. 2015 Q4	Operating Income	Operating Margin (A)		Net Income	Diluted EPS
2016 Q1 GAAP	$493.0	20.9%		$363.6	$1.67
2015 Q4 GAAP	472.2	19.3%		344.5	1.58
Change GAAP	$20.8	160	bp	$19.1	$.09
% Change GAAP	4%			6%	6%

2016 Q1 GAAP	$493.0	20.9%		$363.6	$1.67
Business separation costs	12.0	.5%		12.0	.06
Project suspension costs (tax impact $2.9)	14.3	.6%		11.4	.05
2016 Q1 Non-GAAP Measure	$519.3	22.0%		$387.0	$1.78

2015 Q4 GAAP	$472.2	19.3%		$344.5	$1.58
Business restructuring and cost reduction actions (tax impact $7.2)	61.7	2.5%		54.5	.25
Pension settlement loss (tax impact $2.2)	7.0	.3%		4.8	.02
Business separation costs	7.5	.3%		7.5	.03
Gain on land sales (tax impact $5.3)	(33.6)	(1.4)%		(28.3)	(.13)
Loss on early retirement of debt (tax impact $2.4) (B)	—	—%		14.2	.07
2015 Q4 Non-GAAP Measure	$514.8	21.0%		$397.2	$1.82

Change Non-GAAP Measure	$4.5	100	bp	$(10.2)	$(.04)
% Change Non-GAAP Measure	1%			(3)%	(2)%

(A)	Operating margin is calculated by dividing operating income by sales. Sales for the fourth quarter of 2015 were $2,449.4.
(B)	Income before taxes impact of $16.6.

OPERATING INCOME – CONSTANT CURRENCY BASIS

Industrial Gases – EMEA

Operating income on a constant currency basis equals current year GAAP operating income adjusted for prior period average exchange rates to show the underlying growth rate versus the prior year.

	Three Months Ended 31 December		Percent Change
Industrial Gases – EMEA	2015	2014
GAAP Operating Income	$91.7	$81.3	13%
Currency Adjustment	7.7	—
Non-GAAP Constant Currency Operating Income	$99.4	$81.3	22%

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ADJUSTED EBITDA

We define Adjusted EBITDA as net income (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.

Below is a reconciliation of Net Income on a GAAP basis to Adjusted EBITDA:

2016	Q1	Q2	Q3	Q4	Total
Net Income (A)	$372.0				$372.0
Add: Interest expense	22.2				22.2
Add: Income tax provision	132.5				132.5
Add: Depreciation and amortization	232.7				232.7
Add: Business separation costs	12.0				12.0
Add: Project suspension costs	14.3				14.3
Adjusted EBITDA	$785.7				$785.7

2015	Q1	Q2	Q3	Q4	Total
Net Income (A)	$337.5	$296.9	$333.2	$350.0	$1,317.6
Add: Interest expense	29.1	23.4	28.2	22.8	103.5
Add: Income tax provision	106.5	87.1	103.5	118.8	415.9
Add: Depreciation and amortization	235.5	233.3	233.0	234.6	936.4
Add: Business restructuring and cost reduction actions	32.4	55.4	58.2	61.7	207.7
Add: Pension settlement loss	—	12.6	1.6	7.0	21.2
Add: Business separation costs	—	—	—	7.5	7.5
Less: Gain on previously held equity interest	17.9	—	—	—	17.9
Less: Gain on land sales	—	—	—	33.6	33.6
Add: Loss on early retirement of debt	—	—	—	16.6	16.6
Adjusted EBITDA	$723.1	$708.7	$757.7	$785.4	$2,974.9

(A) Includes net income attributable to noncontrolling interests.

2016 vs. 2015
Adjusted EBITDA change	$62.6
Adjusted EBITDA % change	9%

2016 Q1 vs. 2015 Q4
Adjusted EBITDA change	$.3
Adjusted EBITDA % change	—%

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Below is a reconciliation of segment Operating Income to Adjusted EBITDA:

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Materials Technologies		Energy- from- Waste	Corporate and other	Segment Total

Three Months Ended 31 December 2015
Operating income (loss)	$211.8		$91.7		$116.7		$(19.3)	$127.2		$(3.6)	$(5.2)	$519.3
Add: Depreciation and amortization	108.8		46.7		51.7		2.1	19.6		—	3.8	232.7
Add: Equity affiliates’ income (loss)	14.5		7.6		11.7		(.5)	.4		—	—	33.7
Adjusted EBITDA	$335.1		$146.0		$180.1		$(17.7)	$147.2		$(3.6)	$(1.4)	$785.7
Adjusted EBITDA margin	40.1%		33.3%		43.6%			30.0%				33.4%

Three Months Ended 31 December 2014
Operating income (loss)	$211.2		$81.3		$90.5		$(17.9)	$104.6		$(2.5)	$(22.7)	$444.5
Add: Depreciation and amortization	103.6		51.1		49.6		4.3	24.0		—	2.9	235.5
Add: Equity affiliates’ income	17.2		10.3		14.6		.4	.6		—	—	43.1
Adjusted EBITDA	$332.0		$142.7		$154.7		$(13.2)	$129.2		$(2.5)	$(19.8)	$723.1
Adjusted EBITDA margin	33.1%		28.5%		38.8%			24.7%				28.2%
Adjusted EBITDA change	$3.1		$3.3		$25.4		$(4.5)	$18.0		$(1.1)	$18.4	$62.6
Adjusted EBITDA % change	1%		2%		16%		(34)%	14%		(44)%	93%	9%
Adjusted EBITDA margin change	700	bp	480	bp	480	bp		530	bp			520	bp

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CAPITAL EXPENDITURES

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities if the arrangement qualifies as a capital lease.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 31 December
	2015	2014
Capital expenditures – GAAP basis	$350.6	$469.1
Capital lease expenditures	7.3	31.9
Capital expenditures – Non-GAAP basis	$357.9	$501.0

We expect capital expenditures for fiscal year 2016 to be approximately $1,300.

OUTLOOK

Guidance provided is on a non-GAAP basis, which excludes the impact of certain items that we believe are not representative of our underlying business.

Diluted EPS
	Q2	FY
2015 Non-GAAP	$1.55	$6.57
2016 Non-GAAP Outlook	1.78–1.83	7.25–7.50
Change Non-GAAP	$.23–.28	$.68–.93
% Change Non-GAAP	15%–18%	10%–14%

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RETURN ON CAPITAL EMPLOYED (ROCE)

Return on capital employed (ROCE) is calculated as earnings after-tax divided by average total capital. Earnings after-tax is defined as operating income and equity affiliate income, after tax, at our effective tax rate. On a non-GAAP basis, operating income and taxes have been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt, total equity, and redeemable noncontrolling interest.

	2016		2015				2014
	Q1		Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Operating income	$493.0		$472.2	$422.5	$374.4	$430.0	$144.1	$413.8	$384.7
Equity affiliates’ income	33.7		36.0	42.4	33.0	43.1	39.7	43.1	30.4
Earnings Before Tax – GAAP	$526.7		$508.2	$464.9	$407.4	$473.1	$183.8	$456.9	$415.1

Business separation costs	12.0		7.5	—	—	—	—	—	—
Project suspension costs	14.3		—	—	—	—	—	—	—
Business restructuring and cost reduction actions	—		61.7	58.2	55.4	32.4	12.7	—	—
Gain on previously held equity interest	—		—	—	—	(17.9)	—	—	—
Pension settlement loss	—		7.0	1.6	12.6	—	5.5	—	—
Goodwill and intangible asset impairment charge	—		—	—	—	—	310.1	—	—
Gain on land sales	—		(33.6)	—	—	—	—	—	—
Earnings Before Tax – Non-GAAP	$553.0		$550.8	$524.7	$475.4	$487.6	$512.1	$456.9	$415.1
Taxes – Non-GAAP	141.0		130.5	130.7	114.6	117.5	122.9	109.7	99.6
Earnings After Tax – Non-GAAP	$412.0		$420.3	$394.0	$360.8	$370.1	$389.2	$347.2	$315.5

Short-term borrowings	$1,539.4		$1,494.3	$1,087.8	$1,261.0	$1,283.5	$1,228.7	$1,115.2	$1,061.5	$1,030.5
Current portion of long-term debt	407.9		435.6	84.9	157.7	54.2	65.3	69.8	112.4	117.0
Long-term debt	3,870.5		3,949.1	4,690.5	4,511.5	4,751.3	4,824.5	4,951.0	4,993.2	5,020.8
Total Debt	$5,817.8		$5,879.0	$5,863.2	$5,930.2	$6,089.0	$6,118.5	$6,136.0	$6,167.1	$6,168.3
Total Equity	$7,499.0		$7,381.1	$7,731.3	$7,476.3	$7,503.3	$7,521.4	$7,856.2	$7,527.8	$7,422.7
Redeemable Noncontrolling Interest	—		—	277.9	280.0	288.7	287.2	341.4	343.6	358.7
Total Capital	$13,316.8		$13,260.1	$13,872.4	$13,686.5	$13,881.0	$13,927.1	$14,333.6	$14,038.5	$13,949.7

Earnings After Tax – Non-GAAP	$1,587.1					$1,422.0
Five-quarter average total capital	13,603.4					14,026.0
ROCE – Non-GAAP	11.7%					10.1%

Change	160	bp

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars, except for share data)	2015	2014
Sales	$2,355.8	$2,560.8
Cost of sales	1,598.0	1,831.0
Selling and administrative	212.0	258.2
Research and development	32.4	35.4
Business separation costs	12.0	—
Project suspension costs	14.3	—
Business restructuring and cost reduction actions	—	32.4
Gain on previously held equity interest	—	17.9
Other income (expense), net	5.9	8.3
Operating Income	493.0	430.0
Equity affiliates’ income	33.7	43.1
Interest expense	22.2	29.1
Income Before Taxes	504.5	444.0
Income tax provision	132.5	106.5
Net Income	372.0	337.5
Less: Net Income Attributable to Noncontrolling Interests	8.4	12.9
Net Income Attributable to Air Products	$363.6	$324.6

Earnings Per Common Share Attributable to Air Products
Net income attributable to Air Products – Basic	$1.68	$1.52
Net income attributable to Air Products – Diluted	1.67	1.50

Weighted Average Common Shares – Basic (in millions)	215.8	214.2
Weighted Average Common Shares – Diluted (in millions)	217.6	216.6
Dividends Declared Per Common Share – Cash	$.81	$.77

Other Data
Depreciation and amortization	$232.7	$235.5
Capital expenditures on a Non-GAAP basis (see page 9 for reconciliation)	357.9	501.0

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	31 December 2015	30 September 2015
Assets
Current Assets
Cash and cash items	$279.1	$206.4
Trade receivables, net	1,288.5	1,406.2
Inventories	665.6	657.8
Contracts in progress, less progress billings	129.1	110.8
Prepaid expenses	59.2	67.3
Other receivables and current assets	357.5	345.0
Total Current Assets	2,779.0	2,793.5
Investment in net assets of and advances to equity affiliates	1,262.4	1,265.7
Plant and equipment, at cost	20,443.2	20,354.6
Less: accumulated depreciation	10,824.2	10,717.7
Plant and equipment, net	9,619.0	9,636.9
Goodwill, net	1,115.4	1,131.3
Intangible assets, net	491.0	508.3
Noncurrent capital lease receivables	1,319.4	1,350.2
Other noncurrent assets	674.1	648.6
Total Noncurrent Assets	14,481.3	14,541.0
Total Assets	$17,260.3	$17,334.5

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,533.5	$1,658.7
Accrued income taxes	91.6	55.8
Short-term borrowings	1,539.4	1,494.3
Current portion of long-term debt	407.9	435.6
Total Current Liabilities	3,572.4	3,644.4
Long-term debt	3,870.5	3,949.1
Other noncurrent liabilities	1,487.2	1,556.5
Deferred income taxes	831.2	803.4
Total Noncurrent Liabilities	6,188.9	6,309.0
Total Liabilities	9,761.3	9,953.4
Air Products Shareholders’ Equity	7,367.1	7,249.0
Noncontrolling Interests	131.9	132.1
Total Equity	7,499.0	7,381.1
Total Liabilities and Equity	$17,260.3	$17,334.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars)	2015	2014
Operating Activities
Net Income	$372.0	$337.5
Less: Net income attributable to noncontrolling interests	8.4	12.9
Net income attributable to Air Products	363.6	324.6
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	232.7	235.5
Deferred income taxes	42.9	26.2
Gain on previously held equity interest	—	(17.9)
Undistributed earnings of unconsolidated affiliates	7.0	(31.3)
Share-based compensation	10.2	11.9
Noncurrent capital lease receivables	12.5	(8.1)
Other adjustments	(42.0)	(60.5)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	97.1	22.3
Inventories	(14.0)	(16.0)
Contracts in progress, less progress billings	(20.0)	6.8
Other receivables	(23.7)	(27.3)
Payables and accrued liabilities	(113.4)	5.0
Other working capital	20.6	15.4
Cash Provided by Operating Activities	573.5	486.6
Investing Activities
Additions to plant and equipment	(350.6)	(446.5)
Acquisitions, less cash acquired	—	(22.6)
Proceeds from sale of assets and investments	47.2	3.7
Other investing activities	2.0	2.2
Cash Used for Investing Activities	(301.4)	(463.2)
Financing Activities
Long-term debt proceeds	—	.9
Payments on long-term debt	(65.5)	(38.5)
Net increase in commercial paper and short-term borrowings	45.5	54.0
Dividends paid to shareholders	(174.4)	(164.4)
Proceeds from stock option exercises	10.3	42.1
Excess tax benefit from share-based compensation	4.9	13.4
Other financing activities	(18.8)	(19.4)
Cash Used for Financing Activities	(198.0)	(111.9)
Effect of Exchange Rate Changes on Cash	(1.4)	(9.3)
Increase (Decrease) in Cash and Cash Items	72.7	(97.8)
Cash and Cash Items – Beginning of Year	206.4	336.6
Cash and Cash Items – End of Period	$279.1	$238.8

Supplemental Cash Flow Information
Cash paid for taxes (net of cash refunds)	$66.9	$62.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

(Millions of dollars)	Industrial Gases– Americas	Industrial Gases– EMEA	Industrial Gases– Asia	Industrial Gases– Global	Materials Technologies	Energy- from- Waste	Corporate and other	Segment Total

Three Months Ended 31 December 2015
Sales	$836.1	$438.3	$413.2	$104.3	$490.0	$—	$73.9	$2,355.8
Operating income (loss)	211.8	91.7	116.7	(19.3)	127.2	(3.6)	(5.2)	519.3
Depreciation and amortization	108.8	46.7	51.7	2.1	19.6	—	3.8	232.7
Equity affiliates’ income (loss)	14.5	7.6	11.7	(.5)	.4	—	—	33.7

Three Months Ended 31 December 2014
Sales	$1,003.0	$500.8	$398.7	$59.0	$524.0	$—	$75.3	$2,560.8
Operating income (loss)	211.2	81.3	90.5	(17.9)	104.6	(2.5)	(22.7)	444.5
Depreciation and amortization	103.6	51.1	49.6	4.3	24.0	—	2.9	235.5
Equity affiliates’ income	17.2	10.3	14.6	.4	.6	—	—	43.1

Total Assets
31 December 2015	$5,674.3	$3,224.5	$4,155.4	$383.3	$1,705.8	$938.9	$1,178.1	$17,260.3
30 September 2015	5,774.9	3,323.9	4,154.0	370.5	1,741.9	894.4	1,074.9	17,334.5

Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended 31 December
Operating Income	2015	2014
Segment total	$519.3	$444.5
Business separation costs	(12.0)	—
Project suspension costs	(14.3)	—
Business restructuring and cost reduction actions	—	(32.4)
Gain on previously held equity interest	—	17.9
Consolidated Total	$493.0	$430.0

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Millions of dollars, unless otherwise indicated)

1. MATERIALS TECHNOLOGIES SEPARATION

On 16 September 2015, the Company announced its intention to separate its Materials Technologies business into an independent publicly traded company. Subsequent to the satisfaction of specific conditions, the separation will be accomplished by distribution to Air Products shareholders of all of the shares of common stock of Versum Materials, LLC, or Versum, a newly formed company which will hold the Materials Technologies business. Versum is currently a wholly owned subsidiary of the Company and will be converted from a limited liability company to a Delaware corporation (Versum Materials, Inc.) prior to the distribution.

During the first quarter of 2016, we incurred legal and other advisory fees of $12.0 ($.06 per share) related to the intended separation. Since the announcement, we have incurred $19.5 in separation fees. These fees are reflected on the consolidated income statements as “Business separation costs.” The results of operations, financial condition, and cash flows of the Materials Technologies business will continue to be presented within our consolidated financial statements as continuing operations until the Board of Directors approves the final separation and the separation occurs, at which time we expect the financial presentation of the historical results of this business will be reflected as a discontinued operation.

2. PROJECT SUSPENSION COSTS

Our Energy-from-Waste segment consists of two projects under construction in Tees Valley, United Kingdom, designed to process municipal solid waste to generate renewable power. In November 2015, the Company suspended construction of the second project until certain design issues of the first project are understood, remediated, and can be efficiently integrated into the design of the second project. During the three months ended 31 December 2015, we incurred incremental costs of $14.3 ($11.4 after-tax, or $.05 per share) to safely suspend construction activities of the second project. These costs are reflected on the consolidated income statements as “Project suspension costs.” We expect additional costs to be incurred in the second quarter.

3. BALANCE SHEET CLASSIFICATION OF DEFERRED TAXES

In November 2015, the Financial Accounting Standards Board (FASB) issued guidance to simplify the presentation of deferred income taxes by requiring that all deferred tax liabilities and assets be classified as noncurrent on the balance sheet. As of the first quarter of fiscal year 2016, we adopted this guidance on a retrospective basis. Accordingly, prior year amounts have been reclassified to conform to the current year presentation. The guidance, which did not change the existing requirement to net deferred tax assets and liabilities within a jurisdiction, resulted in a reclassification adjustment that increased noncurrent deferred tax assets by $13.7 and decreased noncurrent deferred tax liabilities by $99.9 as of 30 September 2015.